                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant      [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [ ]   Confidential, For use of the
                                                  Commission Only (as permitted
                                                   by Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount previously paid:
        (2)      Form, Schedule or Registration Statement No.:
        (3)      Filing Party:
        (4)      Date Filed:

                                [GRAPHIC OMITTED]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1997


DEAR SHAREHOLDER:

         The 1997 Annual Meeting of Shareholders of Tangram Enterprise Solutions, Inc. (the "Company") will be held at 10:00 a.m. on May 21, 1997, at 11000 Regency Parkway, Suite 401, Cary, NC 27511, for the following purposes:

          (1)  to elect seven directors;

          (2)  to approve the 1997 Equity Compensation Plan; and

          (3) to transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

         Shareholders of record at the close of business on April 1, 1997, will be entitled to receive notice of, and to vote at, the meeting and any adjournment or adjournments thereof. If you do not expect to attend the meeting in person, please complete, date and sign the enclosed Proxy and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                      By order of the Board of Directors,


                                      James A. Ounsworth
                                      Secretary



11000 Regency Parkway
Suite 401
Cary, NC 27511
April 21, 1997

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
                              11000 Regency Parkway
                                    Suite 401
                                 Cary, NC 27511

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Tangram Enterprise Solutions, Inc. (the "Company") for use at the Annual Meeting of the Company's shareholders to be held at 10:00 a.m. on May 21, 1997, at 11000 Regency Parkway, Suite 401, Cary, NC (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to shareholders on or about April 21, 1997.

Voting Securities

         Only holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on April 1, 1997 (the "Shares"), are entitled to receive notice of, and to vote at, the Annual Meeting. On April 1, 1997, there were 15,657,507 Shares issued and outstanding. Each shareholder has one vote per Share on all business of the Annual Meeting.

         The seven nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted will be elected as directors. The approval of the proposal to adopt the Company's 1997 Equity Compensation Plan requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on such plan. Votes withheld from any director, broker non-votes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Only those votes which are cast as affirmative or negative will be treated as voting on any matter presented at the Annual Meeting.

Revocability of Proxy

         Proxies are revocable at any time before they are voted by delivering written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting, by filing a duly executed Proxy bearing a later date, or by voting in person at the Annual Meeting. Unless so revoked, the Shares represented by Proxies will be voted at the Annual Meeting.

Persons Making the Solicitation

         The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Board of Directors, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Board of Directors in person, by mail or by telephone.

Shareholder Proposals for 1998 Annual Meeting

         Shareholders intending to present proposals at the next Annual Meeting of Shareholders to be held in 1998 must notify the Company of the proposal no later than December 22, 1997.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth, as of April 1, 1997, the beneficial ownership of the Company's Shares by (i) shareholders known by the Company to beneficially own more than 5% of the Company's outstanding Shares, (ii) each of the Company's directors, (iii) each named executive officer and (iv) all executive officers and directors of the Company as a group.


                                                                     Number of                  Percent of
                                                                  Shares Owned(1)            Outstanding Shares
                                                                  ---------------            ------------------
Safeguard Scientifics, Inc.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA  19087(2).......................................          10,448,738                     66.7%
W. Christopher Jesse
  11000 Regency Parkway, Suite 401
  Cary, NC 27511(3).........................................           1,473,286                      9.2%
Steven F. Kuekes
  11000 Regency Parkway, Suite 401
  Cary, NC 27511 (3)........................................           1,594,425                     10.0%
Nancy M. Dunn(3)............................................             254,952                      1.6%
John N. Nelli...............................................                   0                     *
John F. Owens(3)............................................              12,000                     *
Charles A. Root(3)..........................................             150,000                     *
Carl G. Sempier(3)..........................................              12,000                     *
Harry Wallaesa(3)...........................................               2,500                     *
Carl Wilson(3)..............................................               2,500                     *
All executive officers and directors
  as a group (9 persons)(4).................................           3,501,663                     21.1%

-------

*  Less than one percent

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the Shares (except for Shares held jointly with spouse).

(2) These Shares are held of record by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard. All of the Shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit.

(3) Includes for Messrs. Jesse, Kuekes, Owens, Root, Sempier, Wallaesa and Wilson and Ms. Dunn, 431,250 Shares, 270,000 Shares, 12,000 Shares, 150,000 Shares, 12,000 Shares, 2,500 Shares, 2,500 Shares and 67,500
         Shares, respectively, that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 31, 1997.

(4) Includes 947,750 Shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by May 31, 1997.

         At April 1, 1997, Mr. Root beneficially owned approximately 1.2% of the outstanding common stock of Safeguard. Other than Mr. Root, all officers and directors of the Company as a group beneficially owned less than 1% of Safeguard's outstanding common stock at such date.

                            I. ELECTION OF DIRECTORS

         It is intended that the persons named as proxies for the Annual Meeting will vote in favor of the following nominees as directors of the Company to hold office until the Annual Meeting of Shareholders in 1998 and until their successors are elected and have qualified. All of the nominees are presently serving as directors of the Company. Proxies may not be voted for more than seven directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holders of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected.

         The Board of Directors unanimously recommends that shareholders vote FOR the nominees set forth in this Proposal. Proxies received by the Board will be so voted unless shareholders specify otherwise on their Proxy cards. The seven nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

                                 Principal Occupation and Business                        Has Been a
         Name                    Experience During Last Five Years                      Director Since       Age
         ----                    ---------------------------------                      --------------       ---
W. Christopher Jesse             President and Chief Executive Officer of
                                 the Company......................................            1993            46
Steven F. Kuekes                 Senior Vice President and Chief
                                 Technology Officer of the Company................            1993            38
John F. Owens                    President, Solo Systems, Inc., a
                                 management consulting firm(1)(2).................            1992            56
Charles A. Root                  Executive Vice President, Safeguard
                                 Scientifics, Inc., a strategic
                                 information systems company(2)...................            1991            64
Carl G. Sempier                  Business consultant(1)(2)........................            1992            65
Harry Wallaesa                   President, aligne, inc., a technology
                                 management consulting company....................            1996            46
Carl Wilson                      Senior Vice President and Chief
                                 Information Officer, Marriott
                                 International, an international
                                 hospitality company..............................            1995            50

(1)      Member of the Compensation Committee.

(2)      Member of the Audit Committee.

         Charles A. Root is an Executive Vice President of Safeguard Scientifics, Inc., a strategic information systems company. Mr. Root served as Vice Chairman and Chief Executive Officer of the Company from June 1991 until August 1991, as President and Chief Executive Officer of the Company from August 1991 to September 1993, and is currently serving as Chairman of the Board. Mr. Root is Chairman of the Board of Coherent Communications Systems Corporation and CompuCom Systems, Inc. and a director of USDATA Corporation.

         Harry Wallaesa is the President of aligne, inc., a technology management consulting company. From November 1995 to December 1996 Mr. Wallaesa was President-Consulting Services of Sentry Technology Group, Inc. (formerly The Value Sourcing Group, Inc.), management consultants in information technology. From 1985 to October 1995, Mr. Wallaesa served as Corporate Vice President, Management Information Systems, of Campbell Soup Co.

         Carl Wilson is the Senior Vice President and Chief Information Officer of Marriott International, an international hospitality company. From December 1992 to March 1997, Mr. Wilson was the Vice President-Information Resources of Georgia-Pacific Corporation, a diversified forest products company. From 1991 to November 1992, Mr. Wilson served as Senior Vice President, Management Information Services, Grand Metropolitan Plc.-Food Sector and International Retailing. Grand Metropolitan Plc. is a worldwide food international retailing and drinks firm.

Directors' Compensation

         Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. Directors who are not employees of the Company or Safeguard receive $1,000 for each Board meeting attended. Non-employee directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business. Employees of the Company who are directors receive no additional compensation for their service as directors.

         Directors who are not employed by the Company or the Company's affiliates have participated in the Stock Option Plan for Directors ("Directors' Plan"). Pursuant to the Directors' Plan, each Eligible Director received an option to purchase 10,000 shares of the Company's Common Stock upon his election ("Initial Grant"). Thereafter, each Eligible Director has received a grant to purchase 2,000 shares of Common Stock on the second anniversary of his election as a director and at the end of every two years' service thereafter ("Service Grants"). The maximum number of shares of Common Stock subject to options granted to an Eligible Director under the Directors' Plan did not exceed 20,000 shares. The exercise price of each option was equal to the fair market value of the shares on the date of grant, which for purposes of the Directors' Plan was defined as the inside asked price of a share of Common Stock as of the date of grant as quoted by the market makers of the Company's Common Stock. Each option had a term of ten years. Initial Grants vested in 25% installments on each of the first through fourth anniversaries of the date of grant and Service Grants vested in 50% installments on each of the first and second anniversaries of the date of grant. In 1996, Mr. Wallaesa received an option to purchase 10,000 shares of Common Stock at an exercise price of $10.75 per share on his election to the Company's Board. Additionally, in 1996, Messrs. Owens and Sempier received options to purchase 2,000 shares each of Common Stock at an exercise price of $5.25 per share and $5.00 per share, respectively, on the fourth anniversary of their election as directors. Upon the adoption of the 1997 Equity Compensation Plan, the Directors' Plan will terminate.

Board and Committee Meetings

         The Board of Directors held six meetings during 1996. The Company's Board of Directors has appointed standing Compensation and Audit Committees. It has not appointed a standing Nominating Committee. The Compensation Committee reviews and approves management's recommendations for compensation paid to the executive officers of the Company and administers the Company's stock option plans. The Compensation Committee acted by written consent during 1996. The Audit Committee meets with the Company's independent auditors to review and approve the scope and results of their professional services. It also reviews the procedures for evaluating the adequacy of the Company's accounting controls, considers the range of audit fees and makes recommendations to the Board regarding the engagement of the Company's independent auditors. The Audit Committee met once during 1996. Except for Mr. Sempier, each director attended at least 75% of all meetings of the Board of Directors and any committee of which he was a member.

                   REPORT OF THE BOARD COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and approves compensation levels recommended by management, including incentive compensation, for the executives of the Company and administers the Company's stock option plans. Messrs. Owens and Sempier currently constitute the Compensation Committee.

Executive Compensation Policies

         The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The philosophy of the Compensation Committee with respect to the compensation of the Company's executive officers is (i) to provide a competitive total compensation package that enables the Company to attract and retain qualified executives and to align the compensation of such executives with the Company's overall business strategies, and (ii) to provide such executive officers with a significant equity stake in the Company. To this end, the Compensation Committee determines executive compensation consistent with a philosophy of compensating executive officers based on their responsibilities and the Company's performance. The primary components of the Company's executive compensation program are (i) base salaries, (ii) bonuses, and (iii) stock options.

         Base compensation levels and benefits are initially established to be competitive with comparable companies which primarily are small high-tech, high growth companies with less than $30 million in revenues. For the purpose of establishing these levels, the Company reviews various published salary surveys. Annual base salaries are subject to periodic increases to be determined by the Compensation Committee in its discretion based upon (i) a qualitative review of the performance of the Company and the executive, and (ii) the compensation of executives with similar responsibilities employed by companies similar in size to the Company. The Compensation Committee has no established formula or methodology for making such determinations. Cash bonuses are intended to motivate executives to achieve and exceed corporate performance targets. At the beginning of each year the Compensation Committee approves a target range of executive bonuses as a percentage of base salary, a target range of annual pre-tax operating results and specified financial and strategic objectives. Target ranges of bonuses are based on the Company's progress in achieving its financial and strategic objectives as described in the Company's annual plan and the executive's ability to affect the Company's performance.

         Grants of stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain in the Company's employ. All of the Company's executive officers are eligible to receive options to purchase shares of Common Stock granted under the 1988 Stock Option Plan and the proposed 1997 Equity Compensation Plan. The Compensation Committee believes that stock option grants are a valuable motivating tool which provide long-term incentive to management. The Compensation Committee also believes that issuing stock options to executives benefits the Company's shareholders by encouraging executives to own the Company's stock, thus aligning executives' pay with shareholders' interest. Generally, grants are not made in every year, but are awarded subjectively based on a number of factors, including the achievement of the Company's financial and strategic objectives as defined in the Company's annual plan, the individual's contribution to those achievements and the amount and remaining term of options already held by an individual. Financial and strategic objectives may include reaching target levels of operating results, developing strategic alliances, identifying and exploiting markets, developing new products and expanding existing market share and penetration.

Company Policy on Qualifying Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars that is paid to any of the individuals named in the Summary Compensation Table and that is not "performance-based" as defined in section 162(m). The annual levels of executive compensation are not likely to exceed one million dollars for the foreseeable future. In order for incentive compensation to qualify as "performance-based" compensation under section 162(m), the Committee's discretion to grant awards must be strictly limited. The Company's 1997 Equity Compensation Plan will qualify as a "performance-based" compensation plan under currently effective rules. The Compensation Committee believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's remaining incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Compensation Committee does not currently intend to seek to qualify any of its other incentive compensation plans under section 162(m).

CEO Compensation

         Mr. Jesse's current compensation consists of an annual base salary of $185,000, which is subject to periodic increases determined by the Compensation Committee in its discretion based upon (i) a qualitative review of the performance of the Company and Mr. Jesse, and (ii) the compensation of executives with similar responsibilities employed by companies similar in size to the Company. Mr. Jesse's base salary for 1996 remained at the same level as his 1995 and 1994 salary.

         Consistent with the intent of the bonus plan discussed above, the Compensation Committee determined to provide for a possible bonus to Mr. Jesse equal to 100% of his annual base salary. Twenty-five percent of the potential bonus was based on the achievement of specified cash management objectives and seventy-five percent was based on the consummation of strategic relationships with identified resellers and the development of reseller channels. Mr. Jesse was awarded a bonus of $61,281 for 1996.

Other Executive Compensation

         As noted above under discussion of the CEO's compensation, the Compensation Committee determined to provide Mr. Kuekes and Ms. Dunn bonuses of up to 100% of their respective base salaries based upon the achievement by the Company and the executive officers of the performance objectives used in determining Mr. Jesse's bonus. Mr. Kuekes and Ms. Dunn were awarded bonuses of $41,406 and $27,863, respectively, for 1996.

By the Compensation Committee:

John F. Owens                       Carl G. Sempier

                             EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid to the Chief Executive Officer and all other executive officers of the Company at December 31, 1996.


                           Summary Compensation Table

----------------------------------------------------------------------------------------------------------------------
                                                                                      Long-Term
                                                                                    Compensation
                                                                                  ------------------
                                                Annual Compensation                    Awards
                                    ----------------------------------------------------------------
                                                                  Other Annual       Securities
   Name and Principal                                            Compensation        Underlying         All Other
        Position            Year     Salary ($)   Bonus ($)(1)       ($)(2)       Options/SARS (#)   Compensation ($)(3)
----------------------------------------------------------------------------------------------------------------------
W. Christopher Jesse,         1996  $   185,004   $   61,281           --                --          $    28,652
President and Chief
Executive Officer             1995      185,004       92,500           --                --               26,810

                              1994      185,004       92,500        $ 73,576             575,000            --

----------------------------------------------------------------------------------------------------------------------
Steven F. Kuekes, Senior      1996  $   125,004   $   41,406           --                --          $    19,076
Vice President and
Chief  Technology             1995      125,004       90,000           --                --               12,044
Officer
                              1994      125,004       90,000        $ 30,779             360,000            --

----------------------------------------------------------------------------------------------------------------------
Nancy M. Dunn, Senior         1996  $    84,581   $   27,863           --                --          $    13,232
Vice President
and President, Tangram        1995       82,008       41,000           --                --               12,430
Consulting Solutions
Division                      1994       82,008       41,000           --                 90,000            --

----------------------------------------------------------------------------------------------------------------------

(1) Amounts shown do not include amounts expended by Tangram pursuant to plans (including group disability, life and health insurance) that do not discriminate in scope, terms or operation in favor of executive officers and that are generally available to all salaried employees.

(2) Perquisites and other personal benefits for fiscal year 1996 did not exceed the lesser of $50,000 or 10% of such executive officer's salary and bonus.

(3) The stated amounts for fiscal 1996 include the following amounts: term life insurance premium payments of $957, $363 and $957 for Mr. Jesse, Mr. Kuekes and Ms. Dunn, respectively, and imputed interest of $27,695, $18,713 and $12,275 for Mr. Jesse, Mr. Kuekes and Ms. Dunn, respectively, in connection with interest-free, non-recourse loans made to each of the named executive officers in August 1994 and January 1995. The aggregate principal amount of the loans made to each of Mr. Jesse, Mr. Kuekes and Ms. Dunn was $370,000, $250,000 and $164,000, respectively. The principal of each loan is repayable on the earlier of the fifth anniversary of the loan or such individual's termination of employment.

Stock Options

         No options were granted to the Company's Chief Executive Officer or any other named executive officer during the last fiscal year. The following table sets forth information with respect to options exercised during fiscal year 1996 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1996.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values


----------------------------------------------------------------------------------------------------------------------
                                                                  Number of                        Value of
                                                            Securities Underlying                 Unexercised
                                                                 Unexercised                     in-the-Money
                             Shares                             Options/SARs                     Options/SARs
                           Acquired on                     at Fiscal Year-End (#)          at Fiscal Year-End ($)(1)
                            Exercise        Value
          Name                 (#)       Realized($)   Exercisable     Unexercisable    Exercisable    Unexercisable
----------------------------------------------------------------------------------------------------------------------
 W. Christopher Jesse         856,678   $  5,174,335        431,250          143,750    $  1,940,625   $     646,875
----------------------------------------------------------------------------------------------------------------------
 Steven F. Kuekes               --           --             270,000           90,000    $  1,215,000   $     405,000
----------------------------------------------------------------------------------------------------------------------
 Nancy M. Dunn                 85,666   $    513,382         67,500           22,500    $    303,750   $     101,250
----------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value at December 31, 1996, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1996, the per share fair market value utilized in calculating the values in this table was $6.00.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         In connection with the merger of Tangram Systems Corporation with and into the Company, the Company entered into severance and non-competition agreements with Messrs. Jesse and Kuekes and Ms. Dunn which provide for continued health and dental benefits for up to a one-year period and severance payments equal to one year of their respective base salaries upon termination of employment with the Company for any reason other than termination for cause or voluntary termination. The Company also may, in its discretion, provide for such benefits and severance payments upon termination of employment for cause or voluntary termination. Pursuant to these agreements, each of Messrs. Jesse and Kuekes and Ms. Dunn have agreed to refrain from competing with the Company for one year after the termination of his or her respective employment, and the Company's severance payments and benefits are conditioned upon adherence to such non-competition provisions.

                             STOCK PERFORMANCE GRAPH

         The following chart compares the cumulative total shareholder return on the Company's Common Stock for the period December 31, 1991, through December 31, 1996, with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of the companies in SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on December 31, 1991, in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.





     400|--------------------------------------------------------------*---|
        |                                                                  |
        |                                                                  |
     350|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     300|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     250|---------------------------------------------------------------#--|
        |                                                               &  |
        |                                                 #                |
     200|------------------------------------------------------------------|
        |                                                 &                |
        |                                                                  |
     150|-------------------------*-----------&#---------------------------|
        |                         &                                        |
        |              &          #                                        |
     100|-*&#----------*#---------------------*----------------------------|
        |                                                 *                |
        |                                                                  |
      50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
       0|----|----------|---------|-----------|-----------|-----------|----|
            1991      1992      1993        1994         1995        1996

                   *=Tangram       &=Nasdaq       #=Peer Group


                ---------------------------------------------------------------
                  1991       1992       1993        1994       1995       1996
                ---------------------------------------------------------------
Tangram           100         113        158         96         83         400
Nasdaq            100         116        134        131         185        227
Peer Group        100         108        114        140         212        260


                              CERTAIN TRANSACTIONS

         The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services. During 1996, the Company paid a fee of $261,000. The agreement also provides for the reimbursement of certain out-of-pocket expenses incurred by Safeguard in performing services under the agreement. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, human resources management, certain legal services, insurance programs administration, and tax research and planning. The Agreement is subject to termination by the Company or Safeguard upon notice on the last day of any quarter.

         The Company has a $5 million unsecured revolving line of credit with Safeguard. The amount of this line of credit was increased from $1 million to $5 million in February 1997 to finance the cost of rolling out the new Asset Insight product. The terms of the line of credit require monthly interest payments at the prime rate plus 1% with the principal due thirteen months after the date of demand by Safeguard. At December 31, 1996, the borrowings under the Safeguard line of credit were $400,000 and have increased to $800,000 as of April 1, 1997. The Company incurred and paid Safeguard interest cost of $6,800 in 1996 under the revolving credit agreement.

         The Company has provided two interest-free, non-recourse loans to each of its executive officers, which loans are secured by a pledge of Shares and options to purchase Shares of the Company held by each such officer. The aggregate principal amount of the loans made in August 1994 and January 1995 to Messrs. Jesse and Kuekes and Ms. Dunn were $370,000, $250,000 and $164,000, respectively. The principal of each loan is repayable on the earlier of the fifth anniversary of the loan or such individual's termination of employment.


       II. PROPOSAL TO APPROVE THE COMPANY'S 1997 EQUITY COMPENSATION PLAN

         The Board believes that the following proposal to approve the Company's 1997 Equity Compensation Plan is in the best interests of the Company and its shareholders and unanimously recommends a vote FOR approval of this proposal. Proxies received by the Board will be so voted unless shareholders specify otherwise on their Proxy cards.

Background and Proposed Amendment

         At the Annual Meeting, the shareholders will be asked to approve the Company's 1997 Equity Compensation Plan (the "1997 Plan") which was adopted by the Board in April 1997, subject to shareholder approval.

         The Company has two outstanding stock option plans under which stock options may be granted to employees and directors of the Company: the 1988 Stock Option Plan (the "1988 Plan") and the Stock Option Plan for Directors (the "Directors' Plan"). As of April 2, 1997, approximately 39,500 shares remained available for issuance upon the exercise of options granted or to be granted under the 1988 Plan and 52,000 shares remained available under the Directors' Plan. The 1988 Plan, which permits grants only to employees of the Company, will expire by its terms in December 1998. The Directors' Plan was adopted by the Company to comply with the rules then in effect under the federal securities laws that directors, to be eligible to administer the Company's stock option plans as members of the Compensation Committee, receive stock options only pursuant to a formula. The Directors' Plan does not have a specified term.

         During the second half of 1996, the rules applicable to stock option plans under the federal securities laws were revised to eliminate certain unduly burdensome requirements of the old rules and to provide greater flexibility with which a company may issue grants and awards to its officers and directors. These rules generally provide an exemption from certain adverse consequences that would otherwise befall stock option plan participants under the federal securities laws, and most public companies structure their stock option plans to take advantage of this exemption. Among other things, the new rules no longer require that stock options be granted to directors only pursuant to a formula plan to permit the directors to administer the Company's stock option plans.

         In light of these changes to the federal securities laws and the impending expiration of the 1988 Plan, and in the interest of simplifying the Company's stock option administration, the Board determined that it would be advisable to adopt the 1997 Plan in lieu of amending the Company's 1988 Plan and Directors' Plan. Following approval of this proposal by the shareholders, the 1988 Plan and the Directors' Plan will be terminated and an aggregate of approximately 91,500 shares that remain available for grant under the 1988 Plan and the Directors' Plan will no longer be available for future issuance.

Purpose of the 1997 Plan

         The 1997 Plan was created to assist the Company in retaining and attracting key employees, officers and independent contractors who perform services for the Company or its subsidiaries and non-employee directors (collectively, the "Participants") by offering such Participants a proprietary interest in the Company.

Shares Subject to the 1997 Plan

         Subject to adjustment in certain circumstances as discussed below, the 1997 Plan authorizes the issuance of up to 2,000,000 shares of Common Stock. If and to the extent options or stock appreciation rights granted under the 1997 Plan terminate, expire or are canceled without being exercised, or if a restricted stock award or performance unit is forfeited, the shares subject to such option, stock appreciation right, restricted stock award or performance unit will again be available for purposes of the 1997 Plan. No grants have been made under the 1997 Plan. The average of the reported bid and asked prices of the Company's Common Stock on the Nasdaq National Market on April 1, 1997 was $4.6875 per share.

Administration of the 1997 Plan

         The 1997 Plan is administered by the Compensation Committee, which is currently composed of Messrs. John F. Owens and Carl G. Sempier. The Compensation Committee currently satisfies the requirement of section 162(m) of the Code that grants of options, stock appreciation rights, and performance units and awards of restricted stock made under the 1997 Plan be approved by a committee appointed by the Board consisting of not less than two persons who are "outside directors."

         The Compensation Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Compensation Committee has the power to establish and waive, in its discretion, vesting provisions for awards or grants.

Eligibility for Participation and Grants

         Employees (including employees who are also officers or directors), non-employee directors and eligible independent contractors of the Company or of any subsidiary are eligible to receive grants under the 1997 Plan. As of April 1, 1997, there were four executive officers and approximately 115 employees considered eligible to participate in the 1997 Plan, and there were no eligible independent contractors.

         Grants under the 1997 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights or performance units (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the 1997 Plan and to those other terms and conditions consistent with the 1997 Plan as the Compensation Committee deems appropriate and as are specified in writing by the Compensation Committee. During the term of the 1997 Plan, no Participant may receive Grants in the aggregate for more than 500,000 shares of Common Stock.

Granting of Options

         The Compensation Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of Section 422 of the Code to Participants who are employees of the Company and/or other stock options ("NQSOs") to any Participant. Such grants are made in accordance with the terms and conditions set forth in the 1997 Plan and grants to officers and other employees may be made in any combination of ISOs or NQSOs (hereinafter referred to collectively as "Stock Options").

         The exercise price of Common Stock subject to Stock Options is determined by the Compensation Committee at the time of grant, provided, however, that the exercise price per share for an ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant. Further, an ISO granted to a Participant who owns stock having more than 10% of the voting power of the Company or its subsidiaries must have an exercise price of not less than 110% of the fair market value of the Common Stock on the date of grant. The 1997 Plan provides that the aggregate fair market value (determined as of the time an ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year, under the 1997 Plan and any other ISO plan of the Company or any parent or subsidiary of the Company, cannot exceed $100,000.

         The term of any Stock Option granted under the 1997 Plan may not exceed ten years from the date of the Grant. An ISO granted to a Participant who owns stock having more than 10% of the voting power of the Company or its subsidiaries shall have an exercise period not greater than five years. Stock Options will become exercisable in such installments and on such dates as the Compensation Committee may specify. Unless otherwise determined by the Compensation Committee at or after grant, any Stock Option held by an individual who dies while employed by the Company or any subsidiary, or whose employment with the Company and all subsidiaries is terminated for any reason, prior to the expiration date of such option, will generally remain exercisable by the former employee or his personal representative, to the extent such Stock Option was vested and exercisable on the date of death or termination of employment, for a period of one year in the event of an individual's death or disability or for a period of three months following an employee's termination of employment for any other reason. However, in the event of termination of employment for cause, the Compensation Committee, in its discretion, may terminate all Stock Options held by the Participant at the date of termination and may require the Participant to forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Participant for such shares.

         The exercise price is payable in cash, by delivering shares of Common Stock already owned by the Participant and having a fair market value on the date of exercise equal to the exercise price, or with a combination of cash and shares. Shares of Common Stock previously acquired by a Participant which are tendered in payment of the exercise price may be subject to certain holding periods and other requirements as set forth in the 1997 Plan. The Company also may accept such other method of payment as the Compensation Committee may approve, including a "cashless exercise" of a Stock Option, which may be effected by a Participant by delivering a properly executed notice of exercise of the Stock Option to the Company and a securities broker, with irrevocable instructions to the securities broker promptly to deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the Stock Option. Shares of Common Stock may not be issued or transferred upon exercise of the Stock Option until the exercise price is paid and the withholding obligation, if any, is fully satisfied.

Restricted Stock Grants

         The Compensation Committee may award shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the 1997 Plan to employees and eligible independent contractors. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration. If a Participant's employment or other service to the Company terminates during the period, if any, designated in writing by the Compensation Committee at the time of the Restricted Stock Grant during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Restricted Stock Grant as to which the restrictions on transfer have not lapsed. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Compensation Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse based on service, performance and/or such other factors or criteria as the Compensation Committee may determine, in its sole discretion.

Stock Appreciation Rights

         The Compensation Committee may make a Grant of stock appreciation rights ("SARs") to employees and eligible independent contractors in tandem with any Stock Option for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding. In the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The number of SARs granted to a Participant that are exercisable during any given period of time may not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by such Stock Option terminate. Upon the exercise of SARs, the related Stock Option terminates to the extent of an equal number of shares of Common Stock.

         Upon a Participant's exercise of some or all of his or her SARs, the Participant receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The stock appreciation for a SAR is the difference between the exercise price specified for the related Stock Option and the fair market value per share of the underlying Common Stock on the date of exercise of the SAR. The 1997 Plan provides that the exercise price of a SAR is the (i) exercise price of the related Stock Option or (ii) the fair market value of a share of Common Stock as of the date of the Grant of the SAR, if the SAR is granted after the Stock Option and the exercise price under (i) would result in the disallowance of the Company's expense deduction upon exercise of the SAR under section 162(m) of the Code.

         A SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable, provided, however, that unless an executive officer or director could otherwise transfer shares of stock issued under the 1997 Plan without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, at least six months must elapse from the date of grant of the SAR to the date of disposition of such SAR.

Performance Units

         The Compensation Committee may grant units ("Performance Units") to a Participant representing the right of the Participant to receive an amount based on the value of the Performance Unit if the performance goals established by the Compensation Committee are met. A Performance Unit may be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. At the time of grant, the Compensation Committee shall establish the performance period during which the performance will be measured, the performance goals applicable to the Performance Units and any other conditions that the Compensation Committee deems appropriate. At the end of each performance period, the Compensation Committee shall determine to what extent the performance goals have been met and the amount, if any, to be paid with respect to the Performance Units. Payments may be made in cash, in Common Stock, or in a combination of the two, as determined by the Compensation Committee. If Performance Units measured with respect to the fair market value of the Company Stock are granted, not more than 500,000 shares of Common Stock may be granted to a Participant for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to a Participant with respect to a Performance Period is $1,000,000.

Termination of the 1997 Plan; Amendment of Options of the Equity Plan

         The Board may amend or terminate the 1997 Plan at any time, provided, however, that no amendment or termination may be made which would impair the rights of a Participant without the Participant's consent. Further, the Board may not amend the 1997 Plan without shareholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's Common Stock is then listed or included. The 1997 Plan will terminate on April 1, 2007, unless terminated earlier by the Board.

         A termination or amendment of the 1997 Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Participant consents or unless the Compensation Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the 1997 Plan will not impair the power and authority of the Compensation Committee with respect to outstanding Grants.

 Adjustment Provisions; Change in Control of the Company

         If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the 1997 Plan, the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the 1997 Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to 0.5 or greater up, and any portion of a share equal to less than 0.5 down, in each case to the nearest whole number.

         In the event of a Change in Control where the Company is not the surviving corporation or survives only as a subsidiary of another corporation, unless the Compensation Committee determines otherwise, all outstanding Stock Options and Stock Appreciation Rights that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation. Notwithstanding the foregoing, the Compensation Committee may require that Participants surrender outstanding Stock Options or SARs for a payment in cash or Stock in an amount equal to the amount by which the then fair market value of the shares of Company Stock subject to such Grant exceeds the exercise price of the Stock Option or the base amount of the SAR, as applicable, or may terminate any or all unexercised Stock Options and SARs after giving the Participants an opportunity to exercise their outstanding Stock Options and SARs.

Federal Income Tax Consequences

         Set forth below is a general description of the federal income tax consequences relating to Stock Options, Stock Appreciation Rights, Restricted Stock Grants and Performance Units under the 1997 Plan.

Incentive Stock Options

         If the requirements regarding ISOs set forth in the 1997 Plan are met, ISOs granted under the 1997 Plan will be afforded favorable federal income tax treatment under the Code. The Participant will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an ISO. Moreover, the Participant will not recognize taxable income (except alternative minimum taxable income, if applicable) and the Company will not be entitled to a deduction upon the exercise by the Participant of an ISO, provided the Participant was an employee of the Company or any of its subsidiary corporations, as defined in Section 424(f) of the Code, during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to death or total and permanent disability, or if the employee dies within a limited period of time following termination of employment).

         If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

         If the Participant disposes of the shares acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the shares to the Participant following exercise of the ISO, the Participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. Any net capital gain will be treated as ordinary income, but will be taxed at a maximum rate of 28%. Any net capital loss can only be used to offset up to $3,000 per year ($1,500 per year in the case of a married individual filing separately) of ordinary income.

         If the Participant makes a disqualifying disposition of the shares (that is, disposes of the shares within two years after the date of grant of the ISO or within one year after the transfer of the shares to the Participant), but all other requirements of Section 422 of the Code are met, the Participant will generally recognize ordinary income upon disposition of the shares in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. Disqualifying dispositions of shares may also, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Code rules which govern other stock dispositions.

         If the requirements of Section 422 of the Code are not met, the Company will be allowed a federal income tax deduction to the extent of the ordinary income includible in the

Participant's gross income in accordance with the provisions of Section 83 of the Code (and Section 3402 of the Code, to the extent applicable) and the regulations thereunder.

         The use of shares of Common Stock received upon the exercise of an ISO to pay the exercise price in connection with the exercise of other ISOs within either the two-year or one-year holding periods described above will constitute a disqualifying disposition of the shares so used which will result in income (or loss) to the Participant and, to the extent of a recognized gain, a deduction to the Company. If, however, these holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the Participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the Participant's basis in such excess shares will equal the amount of cash paid by the Participant upon the original exercise of the Stock Option, and the Participant's holding period with respect to such excess shares will begin on the date such shares are transferred to the Participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Options

         All other Stock Options granted under the 1997 Plan are NQSOs and will not qualify for any special tax benefits to the Participant. Under present Treasury Regulations, the Company's Stock Options are not deemed to have a readily ascertainable value. Accordingly, a Participant will not recognize any taxable income at the time he or she is granted an NQSO and the Company will not be entitled to a deduction upon the grant of an NQSO.

         Generally, a Participant will recognize ordinary income at the time of exercise of an NQSO, in an amount equal to the excess of the fair market value of the shares at the time of such exercise over the exercise price.

         The Company will be entitled to a deduction to the extent of the ordinary income recognized by a Participant in accordance with the rules of
Section 83 of the Code and the regulations thereunder. However, no deduction will generally be allowed to the Company unless the Company deducts and withholds federal income tax.

         A Participant exercising an NQSO is subject to federal income tax on the income recognized as a result of the exercise of an NQSO and federal income tax must be withheld. The Compensation Committee, in its discretion, may permit the Participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, in order to satisfy the federal income tax withholding, subject to certain restrictions set forth in the 1997 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the Participant's income equal to the excess of the fair market value of such shares over the Participant's basis in such shares.

         If the Participant pays the exercise price in cash, the basis of the shares received by a Participant upon the exercise of an NQSO is the exercise price paid plus the amount recognized by the Participant as income attributable to such shares upon such exercise. If the exercise price is paid in cash, the Participant's holding period for such shares will begin on the day after the date on which the Participant realized income with respect to the transfer of such Stock Option shares, i.e., generally the day after the exercise date. Any net capital gain realized by the Participant upon a subsequent disposition of any such shares is subject to federal income tax on the income recognized at the ordinary income tax rates, but only up to a maximum of 28%. Any loss realized on a subsequent disposition, however, will be treated as a capital loss and thus can only be used to offset up to $3,000 per year ($1,500 in the case of a married individual filing separately) of ordinary income.

         If the Participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the Participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the Participant upon such exercise, will be includible in the gross income of the Participant. The Participant's basis in such excess shares will equal the sum of the cash paid by the Participant upon the exercise of the Stock Option plus any amount included in the Participant's gross income as a result of the exercise of the Stock Option, and the Participant's holding period with respect to such excess shares will begin on the day following the date of exercise.

Restricted Stock

         A Participant normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the Participant for such shares and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the Participant for such shares, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Participant upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Participant is not entitled to any tax deduction or tax refund.

Stock Appreciation Rights

         The Participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the Participant will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes. In the event that the Participant receives shares of Common Stock upon the exercise of a SAR, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Performance Units

         The Participant will not recognize any income upon the grant of a Performance Unit. At the time the Compensation Committee determines an amount, if any, to be paid with respect to Performance Units, the Participant will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock authorized for payment by the Compensation Committee, and the Company will be entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes. In the event that the Participant receives shares of Common Stock upon the payment of a Performance Unit, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Tax Withholding

         No later than the date that an amount becomes includible in a Participant's gross income for federal tax purposes in connection with a Grant under the 1997 Plan, a Participant who is an employee is required to pay the Company or make arrangements satisfactory to the Compensation Committee for the payment of any federal, state or local taxes required to be withheld. Unless the Compensation Committee determines otherwise, withholding obligations may be satisfied with shares of Common Stock, including shares of Common Stock received in connection with the grant under the 1997 Plan. To the extent permitted by law, the Company may deduct any required withholding from any payment of any kind otherwise due to the Participant. The obligations of the Company under the 1997 Plan are conditional upon the payment or arrangement for such payment of any required withholding.

Other Tax Considerations

         The 1997 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1984, as amended. The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 1997 Plan. No consideration has been given to the effects of state, local and other tax laws on the Participant or the Company.

Approval by Shareholders

         Approval of the 1997 Plan requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on the 1997 Plan. If not so approved, then the 1997 Plan will be null and void.

                              INDEPENDENT AUDITORS

         On August 22, 1995, the Company retained Ernst & Young LLP as its independent public accountants, replacing KPMG Peat Marwick LLP, the former independent public accountants. During the fiscal years ended December 31, 1994 and 1993, and the subsequent interim periods through August 22 1995, there were no disagreements with the former accountants on any matters of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the former accountant would have caused him to make reference in connection with his report to the subject matter of the disagreements. The former accountant's reports on the financial statements of the Company for the fiscal years ended December 31, 1994 and

1993, and for all the years that they audited, were unqualified. The decision to change accountants was reviewed with the Audit Committee and the entire Board of Directors, and the Board and the Audit Committee concurred with the decision. Ernst & Young LLP served as independent auditors for the Company for fiscal years 1995 and 1996. The Audit Committee of the Board of Directors presently is reviewing the performance of the independent certified public accountants and thus has not selected a public accountant for the fiscal year 1997. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity at the meeting to make a statement if he desires to do so and will be available to respond to appropriate questions.

            COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 ("1934 Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period January 1, 1996, through December 31, 1996, its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements, except a Form 5 that was filed late by each of Mr. Owens and Mr. Sempier.

                                 OTHER BUSINESS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

         The Company's Annual Report for 1996, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the shareholders but is not to be regarded as proxy solicitation material.


Dated:  April 21, 1997

                       TANGRAM ENTERPRISE SOLUTIONS, INC.
                          1997 EQUITY COMPENSATION PLAN

         The purpose of the Tangram Enterprise Solutions, Inc. 1997 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Tangram Enterprise Solutions, Inc. (the "Company") and its subsidiaries, (ii) certain Key Advisors and advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

         1. Administration

         (a) Committee. The Plan shall be administered and interpreted by a committee appointed by the Board (the "Committee") consisting of two or more persons appointed by the Board, all of whom shall be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and also may be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. References in the Plan to the "Committee" shall be deemed to include the Board, with respect to ratification or approval of grants made to Non-Employee Directors.

         (b) Committee Authority. The Committee shall have the sole authority to
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

         (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

         2. Grants

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), restricted stock as described in Section 6 (Restricted Stock"), stock appreciation rights as described in Section 7 ("SARs"), and performance units as described in Section 8 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

         3. Shares Subject to the Plan

         (a) Shares Authorized. Subject to the adjustment specified below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 2,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 500,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock or Performance Units are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

         4. Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Key Advisors and advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

         (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

         5. Granting of Options

         (a) Number of Shares. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

         (b) Type of Option and Price.

                  (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

                  (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

                  (iii) The Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

         (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

         (d) Exercisability of Options. Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

         (e) Termination of Employment, Disability or Death.

                  (i) Except as provided below, and unless otherwise determined by the Committee at or after grant, an Option may only be exercised while the Grantee is employed by the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", death or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by the Company.

                  (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

                  (v) For purposes of this Section 5(e) and Sections 6, 7 and 8:

                  (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

                  (B) "Employed by the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Restricted Stock and Performance Units, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                  (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

                  (D) "Termination for cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

         (f) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price, or (z) by such other method as the Committee may approve, including, but not limited to, payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 9) at the time of exercise.

         (g) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         6. Restricted Stock Grants

         The Committee may issue or transfer shares of Company Stock to an Employee or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

         (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

         (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

         (c) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 11(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

         (f) Lapse of Restrictions. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

         7. Stock Appreciation Rights

         (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

         (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

         (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by the Company or during the applicable period after termination of employment as described in Section 5(e). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable. No SAR may be exercised for cash by an officer or director of the Company who is subject to Section 16 of the Exchange Act, except in accordance with Rule 16b-3 under the Exchange Act.

         (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Subsection (a).

         (e) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Company Stock, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

         8. Performance Units

         (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

         (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to the Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

         (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

         (d) Requirement of Employment. If the Grantee ceases to be employed by the Company (as defined in Section 5(e)) during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         9. Withholding of Taxes

         (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option, SAR, Restricted Stock or Performance Units paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

         10. Qualified Performance-Based Compensation.

         (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Restricted Stock granted to a Grantee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units and Restricted Stock that are to be considered "qualified performance-based compensation" under section 162(m) of the Code.

         (b) Performance Goals. When Performance Units or Restricted Stock that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met in order for restrictions on the Restricted Stock to lapse or amounts to be paid under the Performance Units, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions, including without limitation provisions relating to death, disability, other termination of employment or Change of Control, that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the Grantee's business unit or the performance of the Company and its subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

         (d) Maximum Payment. If Restricted Stock, or Performance Units measured with respect to the fair market value of the Company Stock, are granted, not more than 500,000 shares of the Company Stock may be granted to a Grantee under the Performance Units or Restricted Stock for any Performance Period. If Performance Units are measured with respect to other criteria, the maximum amount that may be paid to a Grantee with respect to a Performance Period is $1,000,000.

         (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Restricted Stock or Performance Units for the Performance Period shall be forfeited.

         11. Transferability of Grants

         (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         12. Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if the shareholders of the Company approve (or, if shareholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company.

         13. Consequences of a Change of Control

         (a) Assumption of Grants. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation.

         (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of the SARs, as applicable, or (ii) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

         (c) Limitations. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in Subsection (b) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

         14. Requirements for Issuance or Transfer of Shares

         (a) Shareholder's Agreement. The Committee may require that a Grantee execute a shareholder's agreement, with such terms as the Committee deems appropriate, with respect to any Company Stock distributed pursuant to this Plan.

         (b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

         15. Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time or from time to time, provided, however, the Board shall not amend the Plan without shareholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's Shares are then listed or included.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

         (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 16(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 16(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         16. Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

         17. Rights of Participants

         Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

         18. No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         19. Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         20. Effective Date of the Plan.

         Subject to the approval of the Company's shareholders, the Plan shall be effective as of April 2, 1997.

         21. Miscellaneous

         (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.

PROXY

                     TANGRAM ENTERPRISES SOLUTIONS, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint W. Christopher Jesse, Steven F. Kuekes and Nancy M. Dunn, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1997 Annual Meeting of Stockholders of Tangram Enterprise Solutions, Inc. to be held on May 21, 1997, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE 1997 EQUITY COMPENSATION PLAN AND AS THE PROXIES MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

      PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE AND
                 RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                           [FOLD AND DETACH HERE]

                                                       Please mark    |----|
                                                       your votes as  |  X |
                                                       indicated in   |----|
                                                       this example


The Board of Directors recommends a vote FOR proposals 1 and 2.
1.  ELECTION OF DIRECTORS
    Nominees:
    W. Christopher Jesse                    WITHHELD
    Steven F. Kuekes                 FOR    FOR ALL
    John F. Owens                    [ ]      [ ]
    Charles A. Root
    Carl G. Sempier
    Harry Wallaesa
    Carl Wilson

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A
LINE THROUGH THE NOMINEE'S NAME IN THE LIST.

2. 1997 EQUITY COMPENSATION PLAN     FOR   WITHHELD   ABSTAIN
                                     [ ]      [ ]       [ ]

SIGNATURE(S)______________________________________________________DATE:________
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.

                           [FOLD AND DETACH HERE]

                        Your Proxy vote is important,
                 regardless of the number of shares you own.


           Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.